                                                                   EXHIBIT 10.14

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                      AMENDED & RESTATED INVESTOR AGREEMENT

                                      among

                                UGS Capital Corp.

                              UGS Capital Corp. II

                               UGS Holdings, Inc.

                                    UGS Corp.

                                       and

                                  the Investors

                            Dated as of May 24, 2004

================================================================================

                               TABLE OF CONTENTS

1.    EFFECTIVENESS; DEFINITIONS..................................................................   2
      1.1.  Closing...............................................................................   2
      1.2.  Definitions...........................................................................   2
2.    VOTING AGREEMENT............................................................................   2
      2.1.  Certain Actions.......................................................................   2
            2.1.1.  Annual Budget.................................................................   2
            2.1.2.  Change of Control.............................................................   2
            2.1.3.  Indebtedness, etc.............................................................   2
            2.1.4.  Sale of Assets................................................................   2
            2.1.5.  Acquisition of Assets.........................................................   2
            2.1.6.  Merger, Consolidation.........................................................   3
            2.1.7.  Prepayment of Debt, Repurchase of Securities, Issuance of Dividends...........   3
            2.1.8.  Initial Public Offering.......................................................   3
            2.1.9.  Board of Directors............................................................   3
            2.1.10. Acquisition Documents.........................................................   3
            2.1.11. Chief Executive Officer.......................................................   3
            2.1.12. Management Equity Program.....................................................   4
            2.1.13. Joint Ventures and Alliances..................................................   4
            2.1.14. Charter and By-laws...........................................................   4
      2.2.  Other Restricted Actions..............................................................   4
      2.3.  Committees............................................................................   6
      2.4.  Midco's and OpCo's Directors..........................................................   6
      2.5.  The Company and Midco.................................................................   6
      2.6.  Period................................................................................   6
3.    TRANSFER RESTRICTIONS.......................................................................   6
      3.1.  Permitted Public Transfers and Block Sales............................................   6
            3.1.1. Public Transfers...............................................................   6
            3.1.2. Block Sales....................................................................   7
      3.2.  Permitted Transferees.................................................................   7
      3.3.  Distributions to Limited Partners or Members..........................................   8
      3.4.  Transfers and Holder Lock-up..........................................................   8
4.    POST-IPO "TAG ALONG" RIGHTS.................................................................   8
      4.1.  Tag Along.............................................................................   8
            4.1.1. Notice.........................................................................   8
            4.1.2. Exercise.......................................................................   9
            4.1.3. Irrevocable Offer..............................................................   9
            4.1.4. Reduction of Shares Sold.......................................................  10
            4.1.5. Additional Compliance..........................................................  10
      4.2.  Miscellaneous.........................................................................  11
            4.2.1. Certain Legal Requirements.....................................................  11
            4.2.2. Further Assurances.............................................................  11
            4.2.3. Sale Process...................................................................  12
            4.2.4. Treatment of Options, Warrants and Convertible Securities......................  12
            4.2.5. Expenses.......................................................................  12

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
             4.2.6. Closing.......................................................................  12
5.    COVENANTS...................................................................................  12
      5.1.   Information Rights...................................................................  13
             5.1.1. Historical Financial Information..............................................  13
             5.1.2. Period........................................................................  13
      5.2.   Confidentiality......................................................................  13
      5.3.   Directors' and Officers' Insurance...................................................  14
6.    REMEDIES....................................................................................  14
      6.1.   Generally............................................................................  14
7.    LEGENDS.....................................................................................  14
      7.1.   Restrictive Legend...................................................................  14
      7.2.   Stop Transfer Instruction............................................................  15
8.    AMENDMENT, TERMINATION, ETC.................................................................  15
      8.1.   Oral Modifications...................................................................  15
      8.2.   Written Modifications................................................................  15
      8.3.   Withdrawal from Agreement............................................................  15
      8.4.   Effect of Termination................................................................  16
9.    DEFINITIONS.................................................................................  16
      9.1.   Certain Matters of Construction......................................................  16
      9.2.   Definitions..........................................................................  16
10.   MISCELLANEOUS...............................................................................  22
      10.1.  Authority:  Effect...................................................................  22
      10.2.  Notices..............................................................................  22
      10.3.  Binding Effect, Etc..................................................................  24
      10.4.  Descriptive Heading..................................................................  24
      10.5.  Counterparts.........................................................................  24
      10.6.  Severability.........................................................................  24
      10.7.  No Recourse..........................................................................  25
      10.8.  Aggregation of Shares................................................................  25
      10.9.  Obligations of Company, Midco, Holdings and OpCo.....................................  25
      10.10. Indemnity and Liability..............................................................  25
11.   GOVERNING LAW...............................................................................  26
      11.1.  Governing Law........................................................................  26
      11.2.  Consent to Jurisdiction..............................................................  26
      11.3.  WAIVER OF JURY TRIAL.................................................................  27
      11.4.  Exercise of Rights and Remedies......................................................  27

                     AMENDED AND RESTATED INVESTOR AGREEMENT

      This Amended and Restated Investor Agreement (the "Agreement") is made as of May 24, 2004 by and among:

      (i) UGS Capital Corp., a Delaware corporation (formerly known as BSW Holdings, Inc.) (together with its successors and permitted assigns, the "Company");

      (ii) UGS Capital Corp. II, a Delaware corporation (together with its successors and permitted assigns, "Midco");

      (iii) UGS Holdings, Inc., a Delaware corporation (together with its successors and permitted assigns, "Holdings");

      (iv) UGS Corp., a Delaware corporation (together with its successors and permitted assigns, "AcquisitionCo"); and

      (v) each Person executing this Agreement and listed as an Investor on the signature pages hereto (collectively with their Permitted Transferees, the "Investors").

                                    RECITALS

      1. The Company has been formed for the purpose of acquiring (the "Acquisition"), indirectly through one or more subsidiaries, pursuant to a Stock Purchase Agreement, dated as of March 12, 2004, as amended (the "Acquisition Agreement"), between Electronic Data Systems Corporation (the "Seller"), the Company and UGS PLM Solutions Inc. ("OpCo"), all outstanding shares of UGS PLM Solutions Inc.

      2. In connection with the execution of the Acquisition Agreement, certain of the Investors (the "Initial Investors") and the Company entered into an Investor Agreement dated as of March 12, 2004 (the "Original Investor Agreement").

      3. Upon the closing of the transactions contemplated by the Acquisition Agreement, the Common Stock (as defined below) of the Company, the common stock and the Preferred Stock (as defined below) of Midco and all Options (as defined below) will be held as set forth on Schedule I hereto. In connection with the purchase of such securities, the Company, Midco, Holdings, AcquisitionCo, the Investors and certain other Stockholders of the Company and Midco have entered into a stockholders agreement dated as of the date hereof (the "Stockholders Agreement") and a participation and registration rights agreement dated as of the date hereof (the "Participation and Registration Rights Agreement").

      4. The Initial Investors and the Company wish to add additional parties and to amend and restate the Original Investor Agreement in its entirety.

                                    AGREEMENT

      Therefore, the parties hereto hereby agree as follows:

1.    EFFECTIVENESS; DEFINITIONS.

      1.1. Closing. This Agreement shall become effective upon the initial purchase of Stock by the Investors in connection with the consummation of the closing under the Acquisition Agreement (the "Closing").

      1.2. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in
Section 8 hereof.

2.    VOTING AGREEMENT.

      2.1. Certain Actions. In addition to any other approval required by the certificate of incorporation of the Company, Midco, Holdings or AcquisitionCo or by applicable law, the approval of the Requisite Stockholder Majority shall be required to do any of the following, and the Company, Midco, Holdings and AcquisitionCo shall not, and shall cause their respective subsidiaries not to, take any of the following actions without the approval of the Requisite Stockholder Majority:

            2.1.1. Annual Budget. Approve the annual operating budget of the Company and its subsidiaries, modify in any material respect any such budget or take any action that is or would be reasonably likely to be in material variance therefrom.

            2.1.2.  Change of Control. Effect a Change of Control transaction.

            2.1.3. Indebtedness, etc. Other than a draw down under a debt agreement entered into prior to the date of such draw down the execution of which was previously approved by the Requisite Stockholder Majority, incur any indebtedness, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (provided that the Company or any of its direct or indirect subsidiaries may provide cross-guarantees for any indebtedness that has been approved under this Section 2.1.3), enter into any agreement under which it may incur indebtedness in the future, or make any loan, advance or capital contribution to any Person (other than the Company or any of its subsidiaries), in each case outstanding at any time, or enter into or effect any transaction or series of related transactions involving the issuance by the Company or any of its subsidiaries of any debt or equity securities, including rights to acquire any debt or equity securities, in an aggregate amount in excess of $25,000,000 for all such matters.

            2.1.4. Sale of Assets. Enter into or effect any transaction or series of related transactions, involving the sale, lease, exchange or other disposal by the Company or any of its subsidiaries of any assets for consideration having a fair market value (as reasonably determined by the Board) in excess of $25,000,000, other than (i) transactions between and among any of the Company and its direct or indirect wholly-owned subsidiaries and (ii) sales of products in the ordinary course of business.

            2.1.5. Acquisition of Assets. Enter into or effect any transaction or series of related transactions, involving the purchase, rent, license, exchange or other acquisition by the Company or any of its subsidiaries of any assets for consideration having a fair market value (as reasonably determined by the Board) in excess of $25,000,000, other than purchases, rentals, licenses, exchanges or other acquisitions of equipment and supplies in the ordinary course of business.

            2.1.6. Merger, Consolidation. Enter into or effect any transaction or series of related transactions, involving the merger or consolidation of the Company or any of its subsidiaries with or into any Person, the assets that are the subject of such merger or consolidation having a fair market value (as reasonably determined by the Board) in excess of $25,000,000, other than a merger or consolidation of a direct or indirect wholly-owned subsidiary of the Company with or into the Company or another direct or indirect wholly-owned subsidiary of the Company.

            2.1.7. Prepayment of Debt, Repurchase of Securities, Issuance of Dividends. Enter into or effect any transaction or series of related transactions in connection with or involving (i) the voluntary prepayment of debt of the Company or any of its subsidiaries outside the ordinary course of business, (ii) the repurchase of securities of the Company or any of its subsidiaries other than any such repurchases pursuant to the Company's Call Right or up to an aggregate of $5,000,000 per transaction or series of related transactions or (iii) the declaration and payment of dividends by the Company or any of its subsidiaries in excess of $25,000,000 (other than dividends payable to the Company or any of its wholly-owned subsidiaries).

            2.1.8. Initial Public Offering. Register any equity securities under the Securities Act in connection with, or consummate, an Initial Public Offering, including an Initial Public Offering initiated pursuant to Section 3.1 of the Participation and Registration Rights Agreement or register any equity securities under the Securities Act of any subsidiary of the Company; provided, however, that no such approval shall be required for the inclusion of any Registrable Securities (as defined in the Participation and Registration Rights Agreement) in any registration statement relating to an Initial Public Offering pursuant to the exercise by the holders thereof of piggyback registration rights under Section 3.2 of the Participation and Registration Rights Agreement, if applicable.

            2.1.9. Board of Directors. Expand the number of members of the Board to more than ten.

            2.1.10. Acquisition Documents. Amend or waive any material provisions of or otherwise terminate (i) the Acquisition Agreement and any ancillary documents entered into in connection with the Acquisition, provided, that any waiver of or amendment to management fees payable by the Company or any of its subsidiaries (i) that increases such management fees shall require the consent of each Investor Group or (ii) that decreases such management fees shall require the consent of each Investor Group adversely affected thereby.

            2.1.11. Chief Executive Officer. Hire or remove, with or without cause, the chief executive officer of the Company or the chief executive officer of OpCo from time to time.

            2.1.12. Management Equity Program. Adopt or make a material amendment to any management equity program.

            2.1.13. Joint Ventures and Alliances. Enter into any joint venture or business alliance other than in the ordinary course of business with an aggregate value in excess of $25,000,000.

            2.1.14. Charter and By-laws. Amend or waive any material provisions of the certificate of incorporation or by-laws of the Company or any of its subsidiaries.

      2.2.  Other Restricted Actions.

            2.2.1. Any transaction between the Company or one of its subsidiaries, on the one hand, and a member of an Investor Group or one of its Affiliates, on the other, shall require the consent of the Principal Investor Majority unless such transaction is entered into in the ordinary course of business of the Company or such subsidiary and is negotiated by employees of the Company or such subsidiary that are not Affiliates of such Investor Group and is on terms comparable to those that would be received on an arms' length basis.

            2.2.2. The approval of each Sponsor Group shall be required to amend, modify or waive any of the following:

                    (i) any provision of Section 3 (Transfer Restrictions),
            Section 5 (Holder Lock-Up) or Section 8 (Legends) of the Stockholders Agreement that imposes additional transfer restrictions on Investors,

                    (ii) any provision of Section 4 of the Stockholders
            Agreement (Tags and Drags) or Section 4 of this Agreement that (x) materially reduces the Investors' rights as a Participating Seller (or their right to become a Participating Seller) under Section 4.1 of the Stockholders Agreement or this Agreement or (y) increases the Investors' obligations as a Participating Seller (or adversely modifies the circumstances under which they can be required to be a Participating Seller),

                    (iii) the maximum Purchase Price Value of the shares which an Investor Group's Designated Investor(s) may withdraw pursuant to the proviso in the first sentence of Section 9.3 of the Stockholders Agreement that decreases such maximum,

                    (iv) any provision of the definition of Investor Group in
            the Stockholders Agreement, the Participation and Registration Rights Agreement or this Agreement that narrows such definition so as to raise the threshold criteria to remain an Investor Group,

                    (v) (x) the Purchase Price Value threshold set forth in
            Section 5.1 of this Agreement (Information Rights) that increases such threshold or (y) that reduces the Information Rights under
            Section 5.1,

                  (vi) the definitions of Participation Shares or Participation
            Portion in the Participation and Registration Rights Agreement that reduces the rights of an Investor to participate in issuances of securities pursuant to Section 2 thereof,

                  (vii) Section 3.1.1 of the Participation and Registration
            Rights Agreement that increases the Purchase Price Value threshold required (a) to set the minimum dollar threshold for registrations pursuant to Section 3.1.1 thereof or (b) to request a shelf offering pursuant to Section 3.1.1 thereof,

                  (viii) the definitions of Minimum Director Share Amount or
            Minimum Total Combined Investment in the certificate of incorporation of the Company that increases the Purchase Price Value thresholds set forth therein or any amendment to Section 4.10.3 of such certificate of incorporation,

                  (ix) Section 4.5 of the certificate of incorporation of the
            Company that (a) increases the minimum thresholds of Total Combined Investment or Director Shares Amount set forth therein or (b) reduces the number of directors to which such minimum thresholds entitle an Investor Group,

                  (x) Section 11.8 of the Stockholders Agreement, Section 8.8 of
            the Participation and Registration Rights Agreement or Section 10.8 hereof,

                  (xi) Section 10.10 of this Agreement that materially reduces the indemnification rights set forth therein, or

                  (xii) The certificate of incorporation of the Company to
            effect a reverse stock split in which all of the Stock held by any Investor is converted into the right to receive cash in lieu of a fractional share.

      provided, that any amendment to the definitions used in such provisions (only to the extent any such amendment would have an effect contrary to the intent set forth in any of clauses (i) through (xii) immediately above) shall also require the consent of each Sponsor Group; provided, further, that except with respect to matters set forth in clauses (i) through (xii) above, the consent of any Investor shall be required for any amendment to the Stockholders Agreement, the Participation and Registration Rights Agreement, the certificate of incorporation of the Company or this Agreement that discriminates against the rights of such Investor in a manner materially different from the other Investors (provided, that it is understood and agreed that, for the purposes of interpreting and enforcing this amendment and waiver provision, amendments and/or waivers will not be deemed to "discriminate against" any individual Investor in a "manner materially different" from any other Investors simply because any one Investor (i) owns or holds more or less Shares than any other Investors, (ii) invested more or less money in the Company than any other Investors or (iii) has greater or lesser voting rights or powers than any other Investors); provided, however, that notwithstanding any provision to the contrary, the certificate of incorporation of the Company may be amended in any way in connection with the Initial Public Offering so long as the Requisite Stockholder Majority consents to such amendment and such amendment does not discriminate against any Sponsor Group that has not consented thereto.

      2.3. Committees. The Company shall, and each Investor shall use its best efforts to, cause the Board to maintain the following committees: (i) an Audit Committee, (ii) a Compensation Committee and (iii) any other committee as the Board shall determine in its discretion; provided, that the appointment of an executive committee and/or the delegation of board authority to a committee shall be accomplished in accordance with the by-laws of the Company. Without the consent of a majority of each of the Class A-1 Directors, Class A-2 Directors and Class A-3 Directors, if any, the composition of any Board committee shall be comprised of one Class A-1 Director, one Class A-2 Director and one Class A-3 Director.

      2.4. Midco's and OpCo's Directors. The Company will cause the boards of directors of Midco and OpCo to consist at all times of the same members as the Board of the Company at such time; provided, that the Requisite Stockholder Majority may consent to a different composition of the board of directors of Midco or OpCo; provided, further, that the number of director designees of each Investor Group with respect to any such other board composition shall be in proportion to the number of director designees of each Investor Group with respect to the Board of the Company and each Investor Group with a director designee on the Board of the Company shall have the right to designate at least one member to each such board of directors unless no Investor Group has any director designees on such board. OpCo shall, and the Company shall use its best efforts to, cause the board of directors of OpCo to maintain at all times such committees as the Company at such time, with the same member composition; provided, that the Requisite Stockholder Majority may consent to a different composition of such committees.

      2.5. The Company and Midco. The Company and Midco will not give effect to any action by any Investor or any other Person which is in contravention of this
Section 2.

      2.6. Period. Each of the foregoing provisions of this Section 2 shall expire on the earlier of (a) a Change of Control and (b) with respect to any particular provision, the last date permitted by applicable law (including the rules of the Commission and any exchange upon which equity securities of the Company might be listed).

3.    TRANSFER RESTRICTIONS.

      3.1. Permitted Public Transfers and Block Sales. No Investor shall Transfer any or all of its Shares after the closing of the Initial Public Offering, pursuant to Rule 144 or a block sale to a financial institution in the ordinary course of its trading business, in each case other than in compliance with Section 3.1.1 hereof and Section 3.3 of the Stockholders Agreement. Shares Transferred pursuant to this Section 3.1 shall conclusively be deemed thereafter not to be Shares under this Agreement.

            3.1.1. Public Transfers. From time to time after the Initial Public Offering, the Requisite Stockholder Majority may determine to require the Investors to make reasonable efforts to coordinate their efforts to Transfer Shares pursuant to Rule 144 ("144 Coordination") or to discontinue such requirement. The Requisite Stockholder

      Majority shall give notice of any such determination to each Investor. At any time after a notice requiring 144 Coordination has been given and before a notice discontinuing such requirement has been given, the Investors will make reasonable efforts to coordinate their efforts to Transfer Shares pursuant to Rule 144, and each Specified Holder promptly shall notify each Related Stockholder (i) when it has commenced a measurement period for purposes of the Rule 144 group volume limit in connection with a Sale that is subject to such limit and (ii) what the volume limit for that measurement period, determined as of its commencement, will be. In the event of 144 Coordination, each Related Stockholder shall be entitled to effect Sales that are subject to the Rule 144 group volume limit pro rata during the applicable measurement period based on its percentage ownership of Shares held by all holders of Shares at the start of such measurement period. In the event any Related Stockholder agrees to forego its full pro rata share of the Rule 144 group volume limit by written notice to the Specified Holder and all other Related Stockholders, the remainder shall be re-allocated pro rata among the Specified Holder and all other Related Stockholders in like manner (except that the Shares held by such forfeiting Related Holder at the start of such measurement period shall be excluded from such calculation). The provisions of this Section 3.1.1 shall not apply to any Transfer of Shares (i) in a Public Offering, (ii) not subject to volume limitation under Rule 144 or (iii) at any time with respect to which the Requisite Stockholder Majority has determined not to coordinate sales pursuant to this Section 3.1.1. For purposes of this Section 3.1.1, a "Specified Holder" means a holder of Shares whose sale of Shares pursuant to Rule 144 would be subject to aggregation with another Stockholder (such other Stockholder being a "Related Stockholder"). Notwithstanding the foregoing, an Investor may opt out of 144 Coordination with respect to any period of time if such Investor delivers a notice to the other Investors irrevocably committing not to Transfer Shares pursuant to Rule 144 during such period.

            3.1.2. Block Sales. After the Initial Public Offering, each Investor (the "Initiating Block Transferor") shall notify each other Investor (the "Potential Block Participant") when it plans to Transfer any or all of its Shares pursuant to a block sale to a financial institution in the ordinary course of its trading business. Each Potential Block Participant shall be entitled to participate in such block transfer pro rata based on its percentage ownership of Shares held by all Investors at the time of such proposed transfer. In the event any Potential Block Participant agrees to forego its full pro rata share of the block sale by written notice to the Initiating Block Transferor and all other Potential Block Participants, the remainder shall be re-allocated pro rata among the Initiating Block Transferor and all other Potential Block Participants in like manner (except that the Shares held by such forfeiting Potential Block Participant shall be excluded from such calculation).

      3.2. Permitted Transferees. Any Permitted Transferee receiving Shares from an Investor in a Transfer pursuant to Section 3.1.1, 3.1.4(b) or 3.1.5 of the Stockholders Agreement shall be subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Investor that Transfers the Shares to such Permitted Transferee as if such Permitted Transferee were such Investor. Prior to the initial Transfer of any Shares to any Permitted Transferee pursuant to Section 3.1.1, 3.1.4(b) or 3.1.5 of the Stockholders Agreement hereof, and as a condition thereto, each holder of Shares effecting such

Transfer shall (i) cause such Permitted Transferee to deliver to the Company and each of the Investors (other than the transferor) its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (ii) remain directly liable for the performance by the Permitted Transferee of all obligations of such Permitted Transferee under this Agreement. Shares transferred to any Person (other than a Permitted Transferee receiving Shares from an Investor in a Transfer pursuant to Section 3.1.1, 3.1.4(b) or
3.1.5 of the Stockholders Agreement) shall cease to be Shares for all purposes of this Agreement.

      3.3. Distributions to Limited Partners or Members. Each Investor agrees that, until the earlier of (a) 30 months after the Initial Public Offering or
(b) the date on which the Sponsor Group of which such Investor is a member beneficially owns less than 10% of the outstanding Common Stock, it shall (i) provide reasonable prior notice to each of the other Investors prior to the distribution of its then unregistered Shares to its partners, members or stockholders and (ii) use reasonable efforts to coordinate in good faith the timing and amount of any such distributions with the other Investors' plans to distribute Shares to their partners, members or stockholders or to sell Shares pursuant to Rule 144 or otherwise.

      3.4. Transfers and Holder Lock-up. No Investor shall Transfer Shares in a transaction that would have violated Section 5 of the Stockholders Agreement (Holder Lock-up) or a lock-up agreement entered into pursuant thereto but for the fact that such Investor has been granted permission to make such Transfer or has been released from such Section or such lock-up agreement unless each Investor is granted similar permission or has been similarly released.

4. POST-IPO "TAG ALONG" RIGHTS. Any Investor that wishes to Transfer any or all of its Shares after the closing of an Initial Public Offering in a transaction that is subject to Section 3.1.5 of the Stockholders Agreement (Other Private Transfers), other than a Transfer by a Participating Seller pursuant to the exercise of such Participating Seller's rights under this
Section 4, shall first comply with this Section 4. Any Shares Transferred pursuant to this Section 4 to a Person other than an Investor or Permitted Transferee shall conclusively be deemed thereafter not to be Shares under this Agreement.

      4.1.  Tag Along.

            4.1.1. Notice. The Prospective Selling Stockholder shall, prior to any such proposed Transfer, furnish a written notice (the "Tag Along Notice") to each of the other Investors (each, a "Tag Along Holder"). The Tag Along Notice shall include:

                  (a) the principal terms and conditions of the proposed Sale, including (i) the number and class of the Shares to be purchased from the Prospective Selling Stockholder, (ii) the fraction(s) expressed as a percentage, determined by dividing the number of Shares of each class to be purchased from the Prospective Selling Stockholder by the total number of Shares of each such class held by the Prospective Selling Stockholder (for each class, the "Tag Along Sale Percentage") (it being understood that the Company shall reasonably cooperate with the Prospective Selling Stockholder in respect of the determination of each applicable Tag Along Sale Percentage), (iii) the per share purchase price or the formula by which such price is to be determined and the payment terms, including a description of any non-cash consideration sufficiently detailed to permit valuation thereof, (iv) the name and address of each Prospective Buyer and (v) the proposed Transfer date; and

                  (b) an invitation to each Tag Along Holder to make an offer to include in the proposed Sale to the applicable Prospective Buyer(s) Shares of the same class(es) being sold by the Prospective Selling Stockholder held by such Tag Along Holder (not in any event to exceed the Tag Along Sale Percentage of the total number of Shares (other than unvested Shares) of the applicable class held by such Tag Along Holder), on the same terms and conditions (subject to
            Section 4.2.4 in the case of Options, Warrants and Convertible Securities and subject to Section 4.2.1 under all circumstances), with respect to each Share Sold, as the Prospective Selling Stockholder shall Sell each of its Shares. For purposes of this
            Section 4, the Class A Common Stock will be treated as a single class and, subject to Section 4.2.4, all Options and Warrants will be treated as the same class of Shares for which they may be exercised.

            4.1.2. Exercise. Within ten business days after the date of delivery of the Tag Along Notice (such date the "Tag Along Deadline"), each Tag Along Holder desiring to make an offer to include Shares in the proposed Sale (each a "Participating Seller" and, together with the Prospective Selling Stockholder, collectively, the "Tag Along Sellers") shall furnish a written notice (the "Tag Along Offer") to the Prospective Selling Stockholder indicating the number of Shares which such Participating Seller desires to have included in the proposed Sale (subject to the limitation set forth in Section 4.1.1(b)). Each Tag Along Holder who does not make a Tag Along Offer in compliance with the above requirements, including the time period, shall be deemed to have waived all of such holder's rights to participate in such Sale, and the Tag Along Sellers shall thereafter be free to Sell to the Prospective Buyer, at a per share price no greater than the per share price set forth in the Tag Along Notice and on other principal terms and conditions which are not materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, without any further obligation to such non-accepting Tag Along Holder pursuant to this Section 4.1.

            4.1.3. Irrevocable Offer. The offer of each Participating Seller contained in such holder's Tag Along Offer shall be irrevocable, and, to the extent such offer is accepted, such Participating Seller shall be bound and obligated to Sell in the proposed Sale on the same terms and conditions, with respect to each Share Sold (subject to Section 4.2.4 in the case of Options, Warrants and Convertible Securities), as the Prospective Selling Stockholder, up to such number of Shares as such Participating Seller shall have specified in such holder's Tag Along Offer; provided, however, that if the principal terms of the proposed Sale change with the result that the per share price shall be less than the per share price set forth in the Tag Along Notice or the other principal terms and conditions shall be materially less favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Prospective Seller shall provide written notice thereof to each Participating Seller and each Participating Seller shall be permitted to withdraw the offer contained in such holder's Tag Along Offer by written notice to the Prospective

      Selling Stockholder and upon such withdrawal shall be released from such holder's obligations thereunder.

            4.1.4. Reduction of Shares Sold. The Prospective Selling Stockholder shall attempt to obtain the inclusion in the proposed Sale of the entire number of Shares which each of the Tag Along Sellers requested to have included in the Sale (as evidenced in the case of the Prospective Selling Stockholder by the Tag Along Notice and in the case of each Participating Seller by such Participating Seller's Tag Along Offer). In the event the Prospective Selling Stockholder shall be unable to obtain the inclusion of such entire number of Shares in the proposed Sale, the number of Shares to be sold in the proposed Sale shall be allocated among the Tag Along Sellers in proportion, as nearly as practicable, as follows:

                  (i) there shall be first allocated to each Tag Along Seller a number of Shares equal to the lesser of (A) the number of Shares offered (or proposed, in the case of the Prospective Selling Stockholder) to be included by such Tag Along Seller in the proposed Sale pursuant to this Section 4.1, and (B) a number of Shares equal to such Tag Along Seller's Pro Rata Portion; and

                  (ii)  the balance, if any, not allocated pursuant to clause
            (a) above shall be allocated to the Prospective Selling Stockholder, or in such other manner as the Prospective Selling Stockholder may otherwise agree (it being understood that no Tag Along Seller will be obligated to sell more Shares than it offered to sell in the proposed Sale).

            4.1.5. Additional Compliance. If prior to consummation, the terms of the proposed Sale shall change with the result that the per share price to be paid in such proposed Sale shall be greater than the per share price set forth in the Tag Along Notice or the other principal terms of such proposed Sale shall be materially more favorable to the Tag Along Sellers than those set forth in the Tag Along Notice, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1; provided, however, that in the case of such a separate Tag Along Notice, the applicable period to which reference is made in Sections 4.1.1 and 4.1.2 shall be three business days and two business days, respectively. In addition, if the Prospective Selling Stockholders have not completed the proposed Sale by the end of the 180th day after the date of delivery of: (i) if the proposed Transfer is also the subject of a currently effective Sale Notice under Section 4.4 of the Stockholders Agreement, such Sale Notice, and (ii) otherwise, the Tag Along Notice, each Participating Seller shall be released from such holder's obligations under such holder's Tag Along Offer, the Tag Along Notice shall be null and void, and it shall be necessary for a separate Tag Along Notice to be furnished, and the terms and provisions of this
      Section 4.1 separately complied with, in order to consummate such proposed Sale pursuant to this Section 4.1, unless the failure to complete such proposed Sale resulted from any failure by any Participating Seller to comply with the terms of this Section 4.

      4.2. Miscellaneous. The following provisions shall be applied to any proposed Sale to which Section 4.1 applies:

            4.2.1. Certain Legal Requirements. In the event the consideration to be paid in exchange for Shares in a proposed Sale pursuant to Section 4.1 includes any securities, and the receipt thereof by a Participating Seller would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Sale by the Prospective Selling Stockholder(s) or (b) the provision to any Tag Along Seller of any specified information regarding the Company or any of its subsidiaries, such securities or the issuer thereof that is not otherwise required to be provided for the Sale by the Prospective Selling Stockholder(s), then such Participating Seller shall not have the right to Sell Shares in such proposed Sale. In such event, the Prospective Selling Stockholder(s) shall have the right, but not the obligation, to cause to be paid to such Participating Seller in lieu thereof, against surrender of the Shares (in accordance with Section
      4.2.6 hereof) which would have otherwise been Sold by such Participating Seller to the Prospective Buyer in the proposed Sale, an amount in cash equal to the Fair Market Value of such Shares as of the date such securities would have been issued in exchange for such Shares.

            4.2.2. Further Assurances. Each Participating Seller, whether in such holder's capacity as a Participating Seller, stockholder, officer or director of the Company (subject to such officer's or director's fiduciary duty), or otherwise, shall take or cause to be taken all such actions as may be necessary or reasonably desirable in order expeditiously to consummate each Sale pursuant to Section 4.1 and any related transactions, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Prospective Selling Stockholder(s); provided, however, that Participating Sellers shall be obligated to become liable in respect of any representations, warranties, covenants, indemnities or otherwise to the Prospective Buyer solely to the extent provided in the immediately following sentence. Without limiting the generality of the foregoing, each Participating Seller agrees to execute and deliver such agreements as may be reasonably specified by the Prospective Selling Stockholder(s) to which such Prospective Selling Stockholder(s) will also be party, including agreements to (a) (i) make individual representations, warranties, covenants and other agreements as to the unencumbered title to its Shares and the power, authority and legal right to Transfer such Shares and the absence of any Adverse Claim with respect to such Shares and (ii) be liable as to such representations, warranties, covenants and other agreements, in each case to the same extent (on a pro rata basis) as the Prospective Selling Stockholder(s), and (b) be liable (whether by purchase price adjustment, indemnity payments or otherwise) in respect of representations, warranties, covenants and agreements in respect of the Company and its subsidiaries; provided, however, that the aggregate amount of liability described in this clause (b) in connection with any Sale of Shares shall not exceed the lesser of (i) such Participating Seller's pro rata portion of any such liability, to be determined in accordance with such Participating Seller's portion of the aggregate proceeds to all

      Participating Sellers and Prospective Selling Stockholder(s) in connection with such Sale or (ii) the proceeds to such Participating Seller in connection with such Sale.

            4.2.3. Sale Process. The Prospective Selling Stockholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Sale and the terms and conditions thereof. No holder of Shares nor any Affiliate of any such holder shall have any liability to any other holder of Shares or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Sale except to the extent such holder shall have failed to comply with the provisions of this
      Section 4.

            4.2.4. Treatment of Options, Warrants and Convertible Securities. If any Participating Seller shall Sell Options, Warrants or Convertible Securities in any Sale pursuant to Section 4, such Participating Seller shall receive in exchange for such Options, Warrants or Convertible Securities consideration in the amount (if greater than zero) equal to the purchase price received by the Prospective Selling Stockholder(s) in such Sale for the number of shares of each class of Stock that would be issued upon exercise, conversion or exchange of such Options, Warrants or Convertible Securities less the exercise price, if any, of such Options, Warrants or Convertible Securities (to the extent exercisable, convertible or exchangeable at the time of such Sale), subject to reduction for any tax or other amounts required to be withheld under applicable law.

            4.2.5. Expenses. All reasonable costs and expenses incurred by the Prospective Selling Stockholder(s) or the Company in connection with any proposed Sale pursuant to Section 4.1 (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be paid by the Company. Each Investor Group shall be entitled to retain its own counsel in connection with any proposed sale pursuant to this Section 4 (whether or not consummated) whose expenses will be paid by the Company. Any other costs and expenses incurred by or on behalf of any or all of the Participating Sellers in connection with any proposed Sale pursuant to this Section 4 (whether or not consummated) shall be borne by such Participating Seller(s).

            4.2.6. Closing. The closing of a Sale to which Section 4.1 applies shall take place (i) on the proposed Transfer date, if any, specified in the Tag Along Notice (provided that consummation of any Transfer may be extended beyond such date to the extent necessary to obtain any applicable governmental approval or other required approval or to satisfy other conditions) and (ii) at such place as the Prospective Selling Stockholder(s) shall specify by notice to each Participating Seller. At the closing of such Sale, each Participating Seller shall deliver the certificates evidencing the Shares to be Sold by such Participating Seller, duly endorsed, or with stock (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any liens or encumbrances, with any stock (or equivalent) transfer tax stamps affixed, against delivery of the applicable consideration.

5.    COVENANTS.

      5.1.  Information Rights.

            5.1.1. Historical Financial Information. The Company will furnish each Investor holding Shares representing a Total Investment of at least twenty five million dollars ($25,000,000), the following:

                   5.1.1.1. As soon as available, and in any event within 120 days after the end of each fiscal year of the Company, the consolidated balance sheet of the Company and its subsidiaries as at the end of each such fiscal year and the consolidated statements of income, cash flows and changes in stockholders' equity for such year of the Company and its subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, accompanied by the report of independent certified public accountants of recognized national standing, to the effect that, except as set forth therein, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior years and fairly present in all material respects the financial condition of the Company and its subsidiaries at the dates thereof and the results of their operations and changes in their cash flows and stockholders' equity for the periods covered thereby.

                   5.1.1.2. As soon as available, and in any event within 60
            days after the end of each fiscal quarter of the Company, the consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter and the consolidated statements of income, cash flows and changes in stockholders' equity for such quarter and the portion of the fiscal year then ended of the Company and its subsidiaries, setting forth in each case the figures for the corresponding periods of the previous fiscal year in comparative form, all in reasonable detail.

                   5.1.1.3. Such other information made available to the Board.

            5.1.2. Period. Each of the foregoing provisions of this Section 5.1 shall expire on the earlier of (a) a Change of Control or (b) the closing of the Initial Public Offering.

      5.2. Confidentiality. Each Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.2 by such Investor or its Affiliates), (ii) is or has been independently developed or conceived by such Investor without use of the Company's confidential information or (iii) is or has been made known or disclosed to such Investor by a third party (other than an Affiliate of such Investor) without a breach of any obligation of confidentiality such third party may have to the Company that is known to such Investor; provided, however, that an Investor may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective purchaser of any Shares from such Investor as long as such prospective purchaser agrees to be bound by the provisions of this Section 5.2, (c) to any Affiliate, partner or member of such

Investor in the ordinary course of business, or (d) as may otherwise be required by law, provided that such Investor takes reasonable steps to minimize the extent of any such required disclosure; and provided, further, however, that the acts and omissions of any Person to whom such Investor may disclose confidential information pursuant to clauses (a) through (c) of the preceding proviso shall be attributable to such Investor for purposes of determining such Investor's compliance with this Section 5.2. Each of the parties hereto acknowledge that the Investors may review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this
Section 5.2 shall preclude or in any way restrict the Investors or their Affiliates from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company.

      5.3. Directors' and Officers' Insurance. The Company shall purchase, within a reasonable period following the Closing, and maintain for such periods as the Board shall in good faith determine, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the Closing is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person's status as such, subject to customary exclusions. The provisions of this Section 5.3 shall survive any termination of this Agreement.

6.    REMEDIES.

      6.1. Generally. The parties shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate in the circumstances.

7.    LEGENDS.

      7.1. Restrictive Legend. Each certificate representing Shares issued or transferred to an Investor shall have the following legend endorsed conspicuously thereupon:

            "THE VOTING OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, AND THE SALE, ENCUMBRANCE OR OTHER DISPOSITION THEREOF, ARE SUBJECT TO THE PROVISIONS OF AN INVESTOR AGREEMENT TO WHICH THE ISSUER AND CERTAIN OF ITS STOCKHOLDERS ARE PARTY, A COPY OF WHICH MAY BE INSPECTED AT THE

            PRINCIPAL OFFICE OF THE ISSUER OR OBTAINED FROM THE
            ISSUER WITHOUT CHARGE."

      Any Person who acquires Shares which are not subject to all or part of the terms of this Agreement shall have the right to have such legend (or the applicable portion thereof) removed from certificates representing such Shares.

      7.2. Stop Transfer Instruction. The Company or Midco will instruct any transfer agent not to register the Transfer of any Shares until the conditions specified in the foregoing legend, this Agreement, the Stockholders Agreement and the Participation and Registration Rights Agreement are satisfied.

8.    AMENDMENT, TERMINATION, ETC.

      8.1. Oral Modifications. This Agreement may not be orally amended, modified, extended or terminated, nor shall any oral waiver of any of its terms be effective.

      8.2. Written Modifications. This Agreement may be amended, modified, extended or terminated, and the provisions hereof may be waived, only by an agreement in writing signed by the Company, Midco and the Requisite Stockholder Majority; provided, however, that:

            (a) the consent of each of the Investor Groups shall be required for any amendment, modification, extension, termination or waiver (an "Amendment") of (i) the provisions of Section 2.2.2 or 10.8, (ii) any provision requiring unanimous consent of the Investor Groups or requiring the consent of the Principal Investor Majority, or (iii) this clause (a) of Section 8.2;

            (b) the consent of any Investor shall be required for any Amendment that discriminates against such Investor as such under this Agreement or would disproportionately impact that Investor as compared to Investors that are not in the same Investor Group as such Investor.

Each such Amendment shall be binding upon each party hereto and each holder of Shares subject hereto. In addition, each party hereto and each holder of Shares subject hereto may waive any right hereunder by an instrument in writing signed by such party or holder. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 8.2, any Amendment to the definitions used in such Section shall also require the specified consent.

      8.3. Withdrawal from Agreement. Any Investor that withdraws Shares from the Stockholders Agreement in accordance with Section 9.3 thereof shall be deemed to have simultaneously withdrawn such Shares from this Agreement. From the date of delivery of such Investor's withdrawal notice pursuant to Section
9.3 of the Stockholders Agreement, the withdrawn shares shall cease to be Shares subject to this Agreement and, if the Investor withdrawing such Shares does not own any Share that will remain subject to this Agreement (each such holder, a "Withdrawing Holder"), such Investor shall cease to be a party to this Agreement and shall no longer be subject to the obligations of this Agreement or have rights under this Agreement; provided, however, that any such Withdrawing Holder shall retain the indemnification rights pursuant to Section 10.10 hereof with respect to any matter that (i) may be an Indemnified Liability and (ii) occurred prior to such withdrawal.

      8.4. Effect of Termination. No termination under this Agreement shall relieve any Person of liability for breach prior to termination. In the event this Agreement is terminated, each Investor shall retain the indemnification rights pursuant to Section 10.10 hereof with respect to any matter that (i) may be an Indemnified Liability and (ii) occurred prior to such termination.

9.    DEFINITIONS. For purposes of this Agreement:

      9.1. Certain Matters of Construction. In addition to the definitions referred to or set forth below in this Section 9:

                  (i) The words "hereof', "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof;

                  (ii) The word "including" shall mean including, without limitation;

                  (iii) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined;
            and

                  (iv) The masculine, feminine and neuter genders shall each include the other.

      9.2.  Definitions. The following terms shall have the following meanings:

      "144 Coordination" shall have the meaning set forth in Section 3.2.

      "Acquisition" shall have the meaning set forth in the Recitals.

      "AcquisitionCo" shall have the meaning set forth in the Preamble.

      "Acquisition Agreement" shall have the meaning set forth in the Recitals.

      "Adverse Claim" shall have the meaning set forth in Section 8-102 of the applicable Uniform Commercial Code.

      "Affiliate" shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise);

provided, however, that neither the Company nor any of its subsidiaries shall be deemed an Affiliate of any of the Stockholders (and vice versa), (b) if such specified Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof and (c) if such specified Person is a natural Person, any Family Member of such natural Person. Notwithstanding the foregoing, for all purposes of this Agreement, Integral Capital Partners VI, L.P. and its Affiliates will be considered Affiliates of Silver Lake Partners, L.P., Silver Lake Investors, L.P. and Silver Lake Technology Investors, L.L.C. and their respective Affiliates.

      "Affiliated Fund" shall mean, with respect to any specified Person, an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser.

      "Agreement" shall have the meaning set forth in the Preamble.

      "Amendment" shall have the meaning set forth in Section 8.2.

      "Bain Investors" shall mean, as of any date, Bain Capital Integral Investors, LLC, Bain Capital VII Coinvestment Fund, LLC and BCIP TCV, LLC, and their respective Permitted Transferees, in each case only if such Person is then an Investor and holds any Shares.

      "Board" shall mean the board of directors of the Company.

      "business day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

      "Change of Control" shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization or transaction, own capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the economic interests in or voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction or (ii) that does not directly, or indirectly through one or more entities, have the power to elect a majority of the entire board of directors of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction, (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company's voting power is owned directly, or indirectly through one or more entities, by any Person and its "affiliates" or "associates" (as such terms are defined in the rules adopted by the Commission under the Exchange Act), other than the Investors and their respective Affiliated Funds, excluding, in any case referred to in clause (a) or
(b) any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company.

      "Class A-1 Director" shall mean any director of the Company elected by the holders of Class A-1 Common Stock in accordance with the Company's certificate of incorporation.

      "Class A-2 Director" shall mean any director of the Company elected by the holders of Class A-2 Common Stock in accordance with the Company's certificate of incorporation.

      "Class A-3 Director" shall mean any director of the Company elected by the holders of Class A-3 Common Stock in accordance with the Company's certificate of incorporation.

      "Class A Stock" shall mean the Class A Common Stock, par value $.001 per share, of the Company, which is comprised of Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock and Class A-4 Common Stock.

      "Class L Stock" shall mean the Class L Common Stock, par value $.001 per share, of the Company.

      "Closing" shall have the meaning set forth in Section 1.1.

      "Commission" shall mean the Securities and Exchange Commission.

      "Common Stock" shall mean the common stock of the Company, including the Class A Stock and the Class L Stock.

      "Company" shall have the meaning set forth in the Preamble.

      "Company Shares" shall mean Shares in respect of capital stock of the Company.

      "Convertible Securities" shall mean any evidence of indebtedness, shares of stock (other than Stock) or other securities (other than Options and Warrants) which are directly or indirectly convertible into or exchangeable or exercisable for shares of Stock.

      "Equivalent Shares" shall mean, at any date of determination, (a) as to any outstanding shares of Stock, such number of shares of Stock and (b) as to any outstanding Options, Warrants or Convertible Securities which constitute Shares, the maximum number of shares of Stock for which or into which such Options, Warrants or Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstance in connection with which the number of Equivalent Shares is to be determined).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect from time to time.

      "Family Member" shall mean, with respect to any natural Person, (i) any lineal descendant or ancestor or sibling (by birth or adoption) of such natural Person, (ii) any spouse or former spouse of any of the foregoing, (iii) any legal representative or estate of any of the foregoing, (iv) any trust maintained for the benefit of the foregoing and (v) any corporation, private charitable foundation or other organization controlled by the foregoing.

      "Holdings" shall have the meaning set forth in the Preamble.

      "Indemnified Liabilities" shall have the meaning set forth in Section
10.10.

      "Indemnitees" shall have the meaning set forth in Section 10.10.

      "Initial Public Offering" shall mean the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

      "Investor Group" shall mean any one of (a) the Bain Investors, collectively, (b) the Silver Lake Investors, collectively and (c) the Warburg Pincus Investors, collectively. Where this Agreement provides for the vote, consent or approval of any Investor Group, such vote, consent or approval shall be determined by the Majority Bain Investors, the Majority Silver Lake Investors or the Majority Warburg Pincus Investors, as the case may be, except as otherwise specifically set forth herein; provided, however, that any such Investor Group shall cease to be an Investor Group at such time after the Closing, and at all times thereafter, as (i) such Investor Group ceases to hold Shares representing a Total Combined Investment (as defined in the Company's certificate of incorporation) of at least the Minimum Total Combined Investment (as defined in the Company's certificate of incorporation) or (ii) such Investor Group ceases to hold Shares equal to or greater than the Minimum Director Share Amount (as defined in the Company's certificate of incorporation); provided that no adjustment pursuant to the Company's certificate of incorporation to the "Minimum Total Combined Investment" or the "Minimum Director Share Amount" shall cause any former Investor Group to again become an Investor Group.

      "Investors" shall have the meaning set forth in the Preamble.

      "Majority Bain Investors" shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Bain Investors.

      "Majority in Interest" shall mean, (a) with respect to a set of Shares of a single class, a majority of such Shares and (b) with respect to a set of Shares of more than one class, a majority in aggregate Purchase Price Value of such Shares.

      "Majority Silver Lake Investors" shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Silver Lake Investors.

      "Majority Warburg Pincus Investors" shall mean, as of any date, the holders of a Majority in Interest of the Shares held by the Warburg Pincus Investors.

      "Midco" shall have the meaning set forth in the Preamble.

      "OpCo" shall have the meaning set forth in the Recitals.

      "Options" shall mean any options to subscribe for, purchase or otherwise directly acquire Stock, other than any such option held by the Company or Midco or any right to purchase shares pursuant to this Agreement.

      "Original Investor Agreement" shall have the meaning set forth in the Recitals.

      "Participating Seller" shall have the meaning set forth in Section 4.1.2.

      "Permitted Transferee" shall mean, in respect of any Investor, any Affiliated Fund of such Investor, and, in respect of any Manager, any Family Member of such Manager, in each case to the extent such Person agrees to be bound by the terms of this Agreement in accordance with Section 3.3 and the Stockholders Agreement, as applicable. In addition, any Stockholder shall be a Permitted Transferee of the Permitted Transferees of itself.

      "Person" shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

      "Preferred Stock" shall mean the 10% Cumulative Preferred Stock, par value $.001 per share, of Midco.

      "Principal Investor Majority" shall mean, with respect to a transaction between the Company or one of its subsidiaries on the one hand and an Investor or one of its Affiliates on the other (a "Related Affiliate"), (i) a majority of Investor Groups that are not a Related Affiliate, or (ii) if there is no unaffiliated Investor Group, a majority vote of all Class A-1 Common Stock, Class A-2 Common Stock and Class A-3 Common Stock (voting as a single class) held by all Investors that are not and whose Affiliates are not a Related Affiliate.

      "Pro Rata Portion" shall mean with respect to each Tag Along Seller, a number of Shares equal to the aggregate number of Shares that the Prospective Buyer is willing to purchase in the proposed Sale, multiplied by a fraction, the numerator of which is the aggregate number of Shares of the applicable class held by such Tag Along Seller and the denominator of which is the aggregate number of Shares of the applicable class held by all Tag Along Sellers.

      "Prospective Buyer" shall mean any Person proposing to purchase shares from a Prospective Selling Stockholder.

      "Prospective Selling Stockholder" shall mean, for purposes of Section 4.1, any Stockholder that proposes to Transfer any Shares to any Prospective Buyer, including a First Offer Purchaser pursuant to Section 4.4 of the Stockholders Agreement.

      "Public Offering" shall mean a public offering and sale of Common Stock for cash pursuant to an effective registration statement under the Securities Act.

      "Purchase Price Value" shall mean: (a) $1.00, in the case of a share of Class A Stock, (b) $81.00, in the case of a share of Class L Stock and (c) $100.00, in the case of a share of Preferred Stock, in each case appropriately adjusted for any stock split, stock dividend, combination, recapitalization or the like involving such class.

      "Purchaser" shall have the meaning set forth in the Recitals.

      "Related Affiliate" shall have the meaning set forth in the definition of Principal Investor Majority.

      "Related Stockholder" shall have the meaning set forth in Section 3.1.1.

      "Requisite Stockholder Majority" shall mean at any time the approval of
(a) each of at least two Investor Groups if there is more than one Investor Group, (b) a single Investor Group if there is only one Investor Group and (c) otherwise, Investors holding a majority of the outstanding Class A Stock constituting Shares then held by all Investors.

      "Rule 144" shall mean Rule 144 under the Securities Act (or any successor
Rule).

      "Sale" shall mean a Transfer for value and the terms "Sell" and "Sold" shall have correlative meanings.

      "Securities Act" shall mean the Securities Act of 1933, as in effect from time to time.

      "Seller" shall have the meaning set forth in the Recitals.

      "Shares" shall mean (a) all shares of Stock held by an Investor, whenever issued, including all shares of Stock issued upon the exercise, conversion or exchange of any Options, Warrants or Convertible Securities and (b) all Options, Warrants and Convertible Securities held by an Investor (treating such Options, Warrants and Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Options, Warrants and Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

      "Silver Lake Investors" shall mean, as of any date, Silver Lake Partners, L.P., Silver Lake Investors, L.P., Silver Lake Technology Investors, L.L.C. and Integral Capital Partners VI, L.P., and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

      "Specified Holder" shall have the meaning set forth in Section 3.1.1.

      "Sponsor Group" shall mean any one of (a) the Bain Investors, collectively, (b) the Silver Lake Investors, collectively and (c) the Warburg Pincus Investors, collectively. Where this Agreement provides for the vote, consent or approval of any Sponsor Group, such vote, consent or approval shall be determined by the Majority Bain Investors, the Majority Silver Lake Investors or the Majority Warburg Pincus Investors, as the case may be, except as otherwise specifically set forth herein.

      "Stock" shall mean the Common Stock and the Preferred Stock.

      "Stockholders" shall have the meaning set forth in the Stockholders Agreement.

      "Stockholders Agreement" shall have the meaning set forth in the Recitals.

      "Subscription Agreement" shall have the meaning set forth in Section 10.3.

      "Tag Along Deadline" shall have the meaning set forth in Section 4.1.2.

      "Tag Along Holder" shall have the meaning set forth in Section 4.1.1.

      "Tag Along Notice" shall have the meaning set forth in Section 4.1.1.

      "Tag Along Offer" shall have the meaning set forth in Section 4.1.2.

      "Tag Along Sale Percentage" shall have the meaning set forth in Section 4.1.1.

      "Tag Along Sellers" shall have the meaning set forth in Section 4.1.2.

      "Third-Party Claim" shall have the meaning set forth in Section 10.10.

      "Total Investment" shall mean at any time, with respect to a set of Shares, the aggregate Purchase Price Value of such Shares.

      "Transfer" shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.

      "Warburg Pincus Investors" shall mean, as of any date, Warburg Pincus Private Equity VIII, L.P., Warburg Pincus Netherlands Private Equity VIII I, C.V., Warburg Pincus Netherlands Private Equity VIII II, C.V., Warburg Pincus Germany Private Equity VIII K.G., Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., Warburg Pincus Netherlands International Partners II, C.V. and Warburg Pincus Germany International Partners, K.G. and their respective Permitted Transferees, in each case only if such Person is then a Stockholder and holds any Shares.

      "Warrants" shall mean any warrants to subscribe for, purchase or otherwise directly acquire Stock.

      "Withdrawing Holders" shall have the meaning set forth in Section 8.3.

10.   MISCELLANEOUS.

      10.1. Authority: Effect. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

      10.2. Notices. Any notices and other communications required or permitted in this Agreement shall be effective if in writing and (a) delivered personally,
(b) sent by facsimile, or (c) sent by overnight courier, in each case, addressed as follows:

      If to the Company, Midco, Holdings or OpCo, to it:

            c/o UGS Corp.
            13690 Riverport Drive
            Maryland Heights, Missouri 63043

            Facsimile: (314) 264-8913
            Attention: Anthony J. Affuso

      with copies to:

            Ropes & Gray LLP
            One International Place
            Boston, Massachusetts 02210
            Facsimile: (617) 951-7050
            Attention: Alfred Rose, Esq.

      If to a Bain Investor, to it:

            c/o Bain Capital, LLC
            600 Montgomery Street, 33rd Floor
            San Francisco, California  94111
            Facsimile: (415) 352-5010
            Attention: Andrew Balson

      with copies to:

            Ropes & Gray LLP
            One International Place
            Boston, Massachusetts 02210
            Facsimile: (617) 951-7050
            Attention: R. Newcomb Stillwell, Esq.

      If to a Silver Lake Investor, to it:

            c/o Silver Lake Partners
            2725 Sand Hill Road, Ste. 150
            Menlo Park, California  94025
            Facsimile: (650) 234-2593
            Attention: Kenneth Y. Hao

      with copies to:

            Simpson Thacher & Bartlett LLP
            3330 Hillview Avenue
            Palo Alto, California  94304
            Facsimile: (650) 251-5002
            Attention: Richard Capelouto, Esq.

      If to a Warburg Pincus Investor, to it:

            c/o Warburg Pincus LLC

            466 Lexington Ave
            New York, NY 10017
            Facsimile: (212) 716-5040
            Attention: Gregory F. Back

      with copies to:

            Willkie Farr & Gallagher LLP
            787 Seventh Avenue
            New York, NY 10019-6099
            Facsimile: (212) 728-8111
      Attention:  Gordon R. Caplan, Esq.

      Notice to the holder of record of any shares of capital stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

      Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date received, if personally delivered, (b) on the date received if delivered by facsimile on a business day, or if not delivered on a business day, on the first business day thereafter and (b) two business days after being sent by overnight courier. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

      10.3. Binding Effect, Etc. Except for the Stockholders Agreement, the Participation and Registration Rights Agreement, and the Subscription Agreement dated as of May 24, 2004 among Company, Midco, Holdings, OpCo and the stockholders named therein ("Subscription Agreement"), this Agreement constitutes the entire agreement of the parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements, including the Original Investor Agreement, or discussions with respect to such subject matter and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Except as otherwise expressly provided herein, no Investor or other party hereto may assign any of its respective rights or delegate any of its respective obligations under this Agreement without the prior written consent of the other parties hereto, and any attempted assignment or delegation in violation of the foregoing shall be null and void.

      10.4. Descriptive Heading. The descriptive headings of this Agreement are for convenience of reference only, are not to be considered a part hereof and shall not be construed to define or limit any of the terms or provisions hereof.

      10.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

      10.6. Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

      10.7. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Investor covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Investor or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor or any current or future member of any Investor or any current or future director, officer, employee, partner or member of any Investor or of any Affiliate or assignee thereof, as such, for any obligation of any Investor under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

      10.8. Aggregation of Shares. All Shares held by an Investor and its Affiliates and Affiliated Funds shall be aggregated together for purposes of determining all rights and obligations hereunder, including under Sections 3 and
4. Within any Investor Group, the Investors may allocate the ability to exercise any rights under this Agreement in any manner that such Investor Group (by a Majority in Interest of the Shares held by such Investor Group) sees fit.

      10.9. Obligations of Company, Midco, Holdings and OpCo. Each of the Company, Midco, Holdings and OpCo shall be jointly and severally liable for any obligation of any of the Company, Midco, Holdings or OpCo pursuant to this Agreement.

      10.10. Indemnity and Liability. Each of the Company, Midco, Holdings and OpCo, jointly and severally, will indemnify, exonerate and hold each of the Investors, and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the "Indemnitees") free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys' fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the "Indemnified Liabilities"), as a result of, arising out of, or in any way relating to (i) this Agreement, the Acquisition, any transaction to which any of the Company, Midco, Holdings or OpCo is a party or any other circumstances with respect to any of the Company, Midco, Holdings or OpCo (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of any breach of the Stockholders Agreement, the Participation and Registration Rights Agreement or the Subscription Agreement by such Indemnitee or its affiliated or associated Indemnitees or other related Persons or any transaction entered into after the Closing or other circumstances existing after the Closing with respect to which the interests of such Indemnitee or its affiliated or associated Indemnitees were adverse to the interests of any of the Company, Midco, Holdings or OpCo) or (ii) operations of, or services provided by any of the Indemnitees to, any of the Company, Midco, Holdings or OpCo, or any of their Affiliates from time to time (including but not limited to any indemnification obligations assumed or incurred by any Indemnitee to or on behalf of the Seller, or any of its accountants or other representatives, agents or Affiliates); provided that the foregoing indemnification rights shall not be available to the extent that any such Indemnified Liabilities arose on account of such Indemnitee's gross negligence or willful misconduct, and further provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company, Midco, Holdings and OpCo hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 10.10, none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by any of the Company, Midco, Holdings or OpCo, then such payments shall be promptly repaid by such Indemnitee to the Company, Midco, Holdings and OpCo. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to any of the Company, Midco, Holdings or OpCo or any of their Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct. If all Investor Groups are similarly situated with respect to their interests in a matter that may be an Indemnified Liability and that is not based on a Third-Party Claim, the Indemnitees may enforce their rights pursuant to this Section 10.10 only with the consent of the Requisite Stockholder Majority (determined based on the Investor Groups existing at the time of the events giving rise to such claim for indemnification). A "Third-Party Claim" means any (i) claim brought by a Person other than the Company, Midco, Holdings, AcquisitionCo or any of their subsidiaries, an Investor or any Indemnitee and (ii) any derivative claim brought in the name of the Company, Midco, Holdings, AcquisitionCo, or any of their respective subsidiaries that is initiated by a Person other than an Investor or any Indemnitee.

11.   GOVERNING LAW.

      11.1. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

      11.2. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.2 hereof is reasonably calculated to give actual notice.

      11.3. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

      11.4. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

                            [Signature pages follow]

      IN WITNESS WHEREOF, each of the undersigned has duly executed this Agreement (or caused this Agreement to be executed on its behalf by its officer or representative thereunto duly authorized) under seal as of the date first above written.

THE COMPANY:                                UGS CAPITAL CORP.

                                                           *
                                            ________________________________
                                            Douglas E. Barnett
                                            Executive Vice President

MIDCO:                                      UGS CAPITAL CORP.  II

                                                           *
                                            ________________________________
                                            Douglas E. Barnett
                                            Executive Vice President

HOLDINGS:                                   UGS HOLDINGS, INC.

                                                           *
                                            ________________________________
                                            Douglas E. Barnett
                                            Executive Vice President

ACQUISITIONCO:                              UGS CORP.

                                                           *
                                            ________________________________
                                            Douglas E. Barnett
                                            Executive Vice President

            * The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on this page:

                                            /s/ Douglas E. Barnett
                                            --------------------------------
                                            Douglas E. Barnett
                                            Executive Vice President

Amended and Restated Investor Agreement

THE INVESTORS:                    BAIN CAPITAL INTEGRAL INVESTORS, LLC
                                  By: Bain Capital Investors, LLC
                                      its administrative member

                                                *
                                      __________________________________________
                                      Andrew Balson
                                      Managing Director

                                  BAIN CAPITAL VII COINVESTMENT FUND, LLC
                                  By: Bain Capital VII Coinvestment Fund, L.P.,
                                      its sole member
                                  By: Bain Capital Partners VII, L.P.,
                                      its general partner
                                  By: Bain Capital Investors, LLC,
                                      its general partner

                                                *
                                      __________________________________________
                                      Andrew Balson
                                      Managing Director

                                  BCIP TCV, LLC
                                  By: Bain Capital Investors, LLC
                                      its administrative member

                                                *
                                      __________________________________________
                                      Andrew Balson
                                      Managing Director

                  * The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on this page:

                                  /s/ Andrew Balson
                                  --------------------------
                                  Andrew Balson
                                  Managing Director

Amended and Restated Investor Agreement

                                  SILVER LAKE PARTNERS, L.P.
                                  By: Silver Lake Technology Associates, L.L.C.
                                      its General Partner

                                                *
                                      __________________________________________
                                      Kenneth Y. Hao
                                      Managing Director

                                  SILVER LAKE INVESTORS, L.P.
                                  By: Silver Lake Technology Associates, L.L.C.
                                      its General Partner

                                                   *
                                      __________________________________________
                                      Kenneth Y. Hao
                                      Managing Director

                                  SILVER LAKE TECHNOLOGY INVESTORS, L.L.C.
                                  By: Silver Lake Technology Management, L.L.C.
                                      its Manager

                                                   *
                                      __________________________________________
                                      Kenneth Y. Hao
                                      Managing Director

                  * The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on this page:

                                  /s/ Kenneth Y. Hao
                                  --------------------------
                                  Kenneth Y. Hao
                                  Managing Director

Amended and Restated Investor Agreement

                                  INTEGRAL CAPITAL PARTNERS VI, L.P.
                                  By: Integral Capital Management VI, LLC
                                      its General Partner

                                  By: /s/ Pamela K. Hagenah
                                      --------------------------
                                      Pamela K. Hagenah
                                      Manager

Amended and Restated Investor Agreement

                                 WARBURG PINCUS PRIVATE EQUITY VIII, L.P.
                                 By: Warburg Pincus & Co.
                                     its General Partner

                                               *
                                     __________________________________________
                                     Gregory F. Back
                                     Partner

                                 WARBURG PINCUS NETHERLANDS PRIVATE
                                 EQUITY VIII I, C.V.
                                 By: Warburg Pincus & Co.
                                     its General Partner

                                               *
                                     __________________________________________
                                     Gregory F. Back
                                     Partner

                                 WARBURG PINCUS NETHERLANDS PRIVATE
                                 EQUITY VIII II, C.V.
                                 By: Warburg Pincus & Co.
                                     its General Partner

                                               *
                                     __________________________________________
                                     Gregory F. Back
                                     Partner

                                 WARBURG PINCUS GERMANY PRIVATE EQUITY VIII K.G.
                                 By: Warburg Pincus & Co.
                                     its General Partner

                                               *
                                     __________________________________________
                                     Gregory F. Back
                                     Partner

Amended and Restated Investor Agreement

                                  WARBURG PINCUS INTERNATIONAL
                                  PARTNERS, L.P.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                *
                                      __________________________________________
                                      Gregory F. Back
                                      Partner

                                  WARBURG PINCUS NETHERLANDS
                                  INTERNATIONAL PARTNERS I, C.V.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                *
                                      __________________________________________
                                      Gregory F. Back
                                      Partner

                                  WARBURG PINCUS NETHERLANDS
                                  INTERNATIONAL PARTNERS II, C.V.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                *
                                      __________________________________________
                                      Gregory F. Back
                                      Partner

                                  WARBURG PINCUS GERMANY INTERNATIONAL
                                  PARTNERS, K.G.
                                  By: Warburg Pincus & Co.
                                      its General Partner

                                                *
                                      __________________________________________
                                      Gregory F. Back
                                      Partner

Amended and Restated Investor Agreement

                  * The signature appearing immediately below shall serve as a signature at each place indicated with an "*" on the two pages above:

                                  /s/ Gregory F. Back
                                  --------------------------
                                  Gregory F. Back
                                  Partner

Amended and Restated Investor Agreement

                                   SCHEDULE I
                               HOLDINGS OF SHARES

                                    CLASS A COMMON   CLASS L COMMON                     CLASS A    CLASS L   PREFERRED
STOCKHOLDER                             STOCK            STOCK        PREFERRED STOCK   OPTIONS    OPTIONS    OPTIONS
-----------                         --------------   --------------   ---------------   -------   --------   ---------
Bain Capital Integral
  Investors, LLC                     21,372,116.03     2,355,682.49        529,100.05         -          -           -
Bain Capital VII
  Coinvestment Fund, LLC              6,000,000.00       666,666.66        150,000.00         -          -           -
BCIP TCV, LLC                           147,884.00        35,428.62          8,899.94         -          -           -
Silver Lake Partners, L.P.           26,078,366.28     2,897,596.25        651,959.16         -          -           -
Silver Lake Investors, L.P.             733,819.35        81,535.48         18,345.49         -          -           -
Silver Lake Technology
  Investors, L.L.C.                     157,414.40        17,490.49          3,935.35         -          -           -
Integral Capital Partners
  VI, L.P.                              550,400.00        61,155.55         13,759.99         -          -           -
Warburg Pincus Private
  Equity VIII, L.P.                  13,334,831.49     1,481,647.95        333,370.78         -          -           -
Warburg Pincus Netherlands
  Private Equity VIII I, C.V.           226,756.55        25,195.17          5,668.91         -          -           -
Warburg Pincus Netherlands
  Private Equity VIII II, C.V.          159,760.30        17,751.14          3,994.01         -          -           -
Warburg Pincus Germany
  Private Equity VIII K.G.               38,651.68         4,294.63            966.29         -          -           -
Warburg Pincus International
  Partners, L.P.                     13,189,235.21     1,465,470.58        329,730.88         -          -           -
Warburg Pincus Netherlands
  International Partners I, C.V.        330,240.00        36,693.33          8,256.00         -          -           -
Warburg Pincus Netherlands
  International Partners II, C.V.       220,160.00        24,462.22          5,504.00         -          -           -
Warburg Pincus Germany
  International Partners, K.G.           20,364.80         2,262.75            509.12         -          -           -
Anthony J. Affuso                        76,000.00                -                 -         -   8,444.44    1,900.00
Charles Grindstaff                       22,000.00                -                 -         -   2,444.44      550.00
Steve Bashada                             9,044.00                -                 -         -   1,004.89      226.10
Robert Nierman                           16,720.00                -                 -         -   1,857.78      418.00
Hans-Kurt Luebberstedt                   18,400.00                -                 -         -   2,044.44      460.00
James Duncan                              2,880.00                -                 -         -     320.00       72.00
Tony L. Hemmelgarn                        4,000.00                -                 -         -     444.44      100.00
Haruyoshi Iida (RSL)                      9,600.00                -                 -         -   1,066.67      240.00
Daniel Malliet                            9,880.00                -                 -         -   1,097.78      247.00
William A. Carrelli                         950.00                -                 -         -     105.56       23.75
Rich Ramsey                               2,400.00                -                 -         -     266.67       60.00

Amended and Restated Investor Agreement

                                    CLASS A COMMON   CLASS L COMMON                     CLASS A    CLASS L    PREFERRED
STOCKHOLDER                             STOCK            STOCK        PREFERRED STOCK   OPTIONS    OPTIONS     OPTIONS
-----------                         --------------   --------------   ---------------   -------   ---------   ---------
Donald Vogt                                 950.00                -                 -         -     105.56        23.75
Donald Vossler                            3,800.00                -                 -         -     422.22        95.00
W. Michael White                          2,000.00                -                 -         -     222.22        50.00
Thomas Lemberg                           12,000.00         1,333.33            300.00         -          -            -
Douglas E. Barnett                       20,000.00         2,222.22            500.00         -          -            -
The Anthony James Affuso and
  Lorraine Perkins Affuso
  Revocable Trust                        12,000.00         1,333.33            300.00         -          -            -

TOTAL                                82,782,624.09     9,178,222.20      2,065,099.97         -   19,847.11    4,465.60

Amended and Restated Investor Agreement